UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Addition of New Independent Director; Resignation of Ann D. Logan
On April 1, 2010, PHH Corporation (“PHH”, the “Company”, “we” or “us”) issued a press release announcing the resignation of Ann D. Logan as a member of the Board of Directors effective April 1, 2010, the appointment, effective April 1, 2010, of Deborah M. Reif as a Class II Director and as a member of the Finance and Risk Management Committee of the Board of Directors, and the appointment, effective April 1, 2010, of Gregory J. Parseghian as a member of the Audit Committee and the Compensation Committee of the Board of Directors. The full text of the press release is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 99.1 and is incorporated herein by reference in its entirety. Ms. Reif will be entitled to receive compensation, as more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 7, 2009, for her services as a Director of the Company and as a member of the Finance and Risk Management Committee of the Board of Directors.
Adoption of PHH Corporation Management Incentive Plan; Establishment of 2010 Performance Goal
On March 31, 2010, the Compensation Committee of the Board of Directors approved and adopted the PHH Corporation Management Incentive Plan (the “MIP”) as a sub-plan under the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “2005 EIP”). The Compensation Committee also approved the performance goal for awards under the MIP for 2010.
The 2010 performance goal for awards granted under the MIP is “Core Earnings (Pre-Tax)” for the year ending December 31, 2010 (the “Pre-Tax Core Earnings Metric”). The Pre-Tax Core Earnings Metric is based on pre-tax income after non-controlling interest adjusted for the effects of the following special items: (a) the pre-tax change in the fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model and (b) the pre-tax change in the fair value of mortgage service rights primarily due to changes in estimated portfolio delinquencies and foreclosures.
For 2010, MIP participants may receive a maximum cash payment equal to such participant’s target award amount multiplied by the maximum payout percentage set forth in the following table based upon the level of achievement of the Pre-Tax Core Earnings Metric as certified by the Compensation Committee:

Maximum
Level	Payout Percentage
Outstanding	150%
Exceeds	125%
Plan	100%
95% of Plan	75%
90% of Plan	50%
Not Meeting Plan	0%
Payments under the MIP for 2010 will only be made following certification by the Compensation Committee that the Pre-Tax Core Earnings Metric at the “90% of Plan” level has been achieved or exceeded. Further, the Compensation Committee may exercise negative discretion to reduce the maximum payout percentage for participants that are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code and may exercise positive discretion to increase or negative discretion to reduce the maximum payout percentage for all other participants, in each case based on each participant’s respective level of achievement of individual performance goals and objectives as determined by the Compensation Committee or on any other factors the Compensation Committee deems appropriate.

The maximum payout percentage for a level of achievement of the Pre-Tax Core Earnings Metric as certified by the Compensation Committee that is between the levels set forth in the table above and is above the “Plan” level will be determined based on straight-line interpolation. There will be no interpolation for performance below the “Plan” level. No payment will be made in excess of the maximum payout percentage at the “Outstanding” level.
The 2010 MIP target and maximum payout amounts for each of the Company’s current “named executive officers” (as defined in Rule 402(a)(3) of Regulation S-K) are as follows:

	2010 MIP	2010 MIP
	Target	Maximum
Name	Payout Amount	Payout Amount
Jerome J. Selitto	$1,200,000	$1,800,000
Sandra E. Bell	$ 400,000	$ 600,000
George J. Kilroy	$ 450,000	$ 675,000
Mark R. Danahy	$ 375,000	$ 562,500
William F. Brown	$ 247,500	$ 371,250
The 2010 MIP target payout amounts represent 150%, 100%, 100%, 100% and 75% of current base salary for Mr. Selitto, Ms. Bell, Mr. Kilroy, Mr. Danahy and Mr. Brown, respectively. The 2010 MIP maximum payout amounts represent 225%, 150%, 150%, 150% and 112.5% of current base salary for Mr. Selitto, Ms. Bell, Mr. Kilroy, Mr. Danahy and Mr. Brown, respectively.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	PHH Corporation Management Incentive Plan

10.2	Form of PHH Corporation Management Incentive Plan Award Notice

99.1	Press Release dated April 1, 2010.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: April 6, 2010